IRONWOOD CAPITAL MANAGEMENT, LLC
                                 (THE "ADVISER")

                                 CODE OF ETHICS


                           EFFECTIVE FEBRUARY 26, 2002

                            AS AMENDED APRIL 6, 2004

                           AS AMENDED FEBRUARY 1, 2005

I.       OVERVIEW.

         As a fiduciary, the Adviser owes a duty of loyalty to its Clients. All officers, directors, employees and other supervised persons of the Adviser must conduct themselves so as to avoid conflicts of interest with Clients and comply with all applicable federal securities laws.

         It shall be a violation of this Code of Ethics for any officer, director, employee or other supervised person of the Adviser, in connection with the purchase or sale, directly or indirectly, by such person of a security held or to be acquired for a Client:

         (1) To employ any device, scheme, or artifice to defraud the Client;

         (2) To make to the Client any untrue statement of a material fact or omit to state to the Client a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading;

         (3) To engage in any act, practice, or course of business which operates or would operate as a fraud or deceit upon the Client; or

         (4) To engage in any manipulative practice with respect to the Client.

         A security is "held or to be acquired" if within the most recent 15 days it has (i) been held by or on behalf of the Client, or (ii) is being or has been considered by the Client or the Adviser for purchase for the Client. A purchase or sale includes the writing of an option to purchase or sell.

II.      DEFINITIONS.

         (a) "Access Person" means any director, officer, principal or Advisory Person of the Adviser.

         (b) "Advisory Person" means (i) any employee, agent or other supervised person of the Adviser (or of any Company in a Control Relationship with the Adviser), who, in connection with his or her regular functions or duties, makes, participates in, or obtains

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information  regarding  the  purchase or sale of a Security  for any Client,  or whose functions relate to the making of any recommendations with respect to such purchases or sales; and (ii) any natural person in a Control Relationship to the Adviser who obtains information concerning recommendations made to any Client with regard to the purchase or sale of a Security for the Client.

         (c) A Security is "being considered for purchase or sale" when a recommendation to purchase or sell a Security has been made and communicated, and with respect to the person making the recommendation, when such person seriously considers making such a recommendation.

         (d) "Beneficial ownership" shall be interpreted in the same manner as it would be in determining whether a person is subject to the provisions of
Section 16 of the Securities Exchange Act of 1934, as amended (the "1934 Act") and the rules and regulations thereunder, except that the determination of direct or indirect beneficial ownership shall apply to all securities which an Access Person has or acquires.

         (e) "Client" means the Trust, the Fund and each other investment advisory client of the Adviser.

         (f) "Company" means a corporation, partnership, an association, a joint stock company, a trust, a limited liability company, a limited liability partnership, a fund, or any organized group of persons whether incorporated or not; or any receiver, trustee or similar official or any liquidating agent for any of the foregoing, in his capacity as such.

         (g) "Compliance Officer" shall mean any individual designated and appointed as such by the appropriate officers of the Adviser. The Adviser has designated Gary S. Saks to serve as Compliance Officer until his successor is duly appointed. Warren Isabelle has been designated as Alternate Compliance Officer in the event Mr. Saks is unavailable.

         (h) "Control Relationship" means the power to exercise a controlling influence over the management or policies of a Company, unless such power is solely the result of an official position. Any person who owns beneficially, either directly or through one or more controlled companies, more than 25 percent of the voting securities of a Company shall be presumed to control such Company. Any person who does not so own more than 25 percent of the voting securities of any Company shall be presumed not to control such Company.

         (i) "Fund" means each series of the Trust now or hereafter established, including, but not limited to, ICM/Isabelle Small Cap Value Fund.

         (j) "Initial Public Offering" means an offering of securities registered under Securities Act of 1933, as amended (the "1933 Act"), the issuer of which, immediately before the registration, was not subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act.

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         (k) "Limited Offering" means a private placement or other offering that is exempt  from  registration  under the 1933 Act  pursuant  to Section  4(2) or
Section 4(6) or pursuant or Rule 504, Rule 505 or Rule 506 under the 1933 Act.

         (l) "Purchase or sale of a Security" includes, inter alia, the writing of an option to purchase or sell a Security.

         (m) "Reportable Fund" means a registered investment company for which the Adviser serves as an investment adviser, or a registered investment company whose investment adviser or principal underwriter controls the Adviser, is controlled by the Adviser, or is under common control with the Adviser. For purposes of this definition, "control" shall have the meaning set forth in
Section 2(a)(9) of the Investment Company Act of 1940, as amended (the "1940 Act").

          (n) "Security" shall have the meaning set forth in Section 2(a)(36) of the 1940 Act, except that it shall not include: direct obligations of the government of the United States; bankers' acceptances, bank certificates of deposit, commercial paper and high quality short-term debt instruments, including repurchase agreements; shares issued by money market funds; shares issued by open-end funds other than Reportable Funds; and shares issued by unit investment trusts that are invested exclusively in one or more open-end funds, none of which are Reportable Funds.

          (o) "Trust" means ICM Series Trust.

III.     EXEMPTED TRANSACTIONS.

         The prohibitions of Section IV of this Code shall not apply to:

         (a) Purchases or sales effected in any account over which the Access Person has no direct or indirect influence or control.

         (b) Purchases which are part of an automatic investment plan (a program, such as a dividend reinvestment plan, in which regular periodic purchases or withdrawals are made automatically in (or from) investment accounts in accordance with a predetermined schedule and allocation).

         (c) Purchases or sales of Securities which are not eligible for purchase or sale for any Client.

         (d) Purchases or sales which are non-volitional on the part of either the Access Person or the Client.

         (e) Purchases effected upon the exercise of rights issued by an issuer pro rata to all holders of a class of its securities, to the extent such rights were acquired from such issuer, and sales of such rights so acquired.

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IV. PROHIBITED PURCHASES AND SALES.

         (a) No Access Person, or any member of such person's immediate family, shall knowingly purchase or sell, directly or indirectly, any Security that, at the same time, is "being considered for purchase or sale" for a Client, or is the subject of an outstanding purchase or sale order for a Client, unless such purchase or sale is effected later than the third business day after the Adviser or the Client, as the case may be, has completed all of its intended trades in said Security.

         (b) No Access Person, or any member of such person's immediate family, shall purchase or sell any Security within three (3) business days before or after the purchase or sale of that Security for a Client.

         (c) No Access Person shall engage in any act, practice or course of conduct that would constitute a violation of this Code of Ethics as set forth in
Section I above.

         (d) No adviser personnel shall redeem shares of any registered open-ended investment company affiliated with the Adviser, other than a money market mutual fund, within thirty (30) days of the purchase of a share in that fund. The provisions of this Section IV(d) shall not apply with respect to Automatic Trades.

V.       REPORTING.

         (a) All transactions ("Personal Securities Trades") by Advisory Persons (including without limitation all prospective purchases of securities in an Initial Public Offering or private placement or Limited Offering) shall be pre-cleared, in writing, by the Compliance Officer. In addition, all Advisory Persons must have copies of all trade confirmations and monthly statement sent toi the Compliance Officer.


Pre-clearance for Personal Securities Trades by Advisory Persons shall be obtained by completing, signing and submitting to the Compliance Officer a Securities Transaction Preclearance Request Form (a copy of which is attached to this Code of Ethics) and obtaining the signature of the Compliance Officer. All pre-cleared Personal Securities Trades must take place on the same day that the clearance is obtained. If the transaction is not completed on the date of clearance, a new clearance must be obtained, including one for any uncompleted portion. Post-approval is NOT PERMITTED under this Code of Ethics. If it is determined that a trade was completed before approval was obtained, it will be considered a violation of this Code of Ethics.

         (b) Every Access Person, including Advisory Persons, within 10 days of becoming an Access Person, shall provide the Compliance Officer with an INITIAL HOLDINGS REPORT listing (i) the title, number of shares and principal amount of all Securities directly or indirectly beneficially owned by the Access Person as of the date when he or she became and Access Person; (ii) the name of any broker, dealer or bank with whom the Access Person maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the date he or she became an

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Access  Person;  and (iii) the date that the report is  submitted  by the Access
Person. Thereafter, every Access Person shall provide the Compliance Officer with QUARTERLY1 AND ANNUAL HOLDINGS REPORTS, as follows:Thereafter, every Access Person shall provide the Compliance Officer with QUARTERLY2 AND ANNUAL HOLDINGS REPORTS, as follows:

         (1) No later than 10 days following the end of each calendar quarter, each Access Person shall submit a currently dated report containing:

                  (i) The date and nature of each Securities transaction effected during the preceding quarter (purchase, sale or any other type of acquisition or disposition);

                  (ii) The title, exchange ticker symbol or CUSIP number (if any), the interest rate and maturity date (if applicable), number of shares and principal amount of each Security and the price at which the transaction was effected;

                  (iii) The name of the broker, dealer or bank with or through whom the transaction was effected; and

                  (iv) The name of any broker, dealer or bank with whom the Access Person established an account in which any Securities were held during the preceding quarter for the direct or indirect benefit of the Access Person, and the date on which such account was established.

         (2) No later than 30 days following the end of each calendar year, each Access Person shall submit (in addition to his or her quarterly report), a report containing: the title, number of shares and principal amount of all Securities directly or indirectly beneficially owned by the Access Person as of the end of the calendar year; (ii) the name of any broker, dealer or bank with whom the Access Person


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1        An Access Person need not make a separate quarterly  transaction report to the Adviser  hereunder if all of the information in the report would
         duplicate   information   (i)  required  to  be  reported   under  Rule
         204-2(a)(12) or (13) under the Investment Advisers Act of 1940; or (ii) contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person in the time period required, if all of the required information is contained in the broker confirmations or account statements, or in the Adviser's records.

2 An Access Person need not make a separate quarterly transaction report to the Adviser hereunder if all of the information in the report would duplicate information (i) required to be reported under Rule 204-2(a)(12) or (13) under the Investment Advisers Act of 1940; or (ii) contained in broker trade confirmations or account statements received by the Adviser with respect to the Access Person in the time period required, if all of the required information is contained in the broker confirmations or account statements, or in the Adviser's records.

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

         maintained an account in which any Securities were held for the direct or indirect benefit of the Access Person as of the end of the calendar year; and (iii) the date that the report is submitted by the Access Person.

         (c) Any report submitted pursuant hereto may contain a statement that the report shall not be construed as an admission by the person making such report that he or she has any direct or indirect beneficial ownership in the Security to which the report relates.

         (d) At each meeting of the Board of Trustees of the Trust, the Compliance Officer and the Adviser shall present a joint written report to the Board that describes any issues arising under this Code since the last report to the Trustees, including but not limited to information about material violations of the Code or procedures or sanctions imposed in response to material violations. Each such report shall contain a certification by the Compliance Officer and the Adviser that procedures have been adopted to prevent Access Persons from violating the Code.

         (e) The provisions of this Section V shall apply to all Adviser personnel with respect to trades in or holdings of shares of registered open-end investment companies affiliated with the Adviser, other than money market mutual funds. The provisions of this Section V shall not apply to transactions involving Securities that occur automatically following the instruction and in accordance with standing instructions ("Automatic Trades"), such as dividend or distribution reinvestments, paycheck contributions, and periodic or automatic withdrawal programs.


VI. SANCTIONS.

         Upon discovering a violation of this Code, the Adviser may impose such sanctions as it deems appropriate, including, inter alia, a letter of censure, suspension, or termination of the employment of the violator, and/or a disgorging of any profits made by the violator.

VII.              CERTIFICATION; REPORTING OF VIOLATIONS.

         Each individual covered by this Code of Ethics shall: (i) receive a copy of this Code of Ethics at the time of his or her appointment, employment or other engagement, (ii) certify in writing to the Compliance Officer that he or she has read and understood the Code of Ethics; and (iii) retain a copy at all times. Any questions regarding this Code of Ethics should be referred to the Compliance Officer. Each individual covered by this Code of Ethics shall promptly report any known violations of the Code of Ethics to the Compliance Officer.

VIII. DISCLOSURE OF CODE OF ETHICS.

         The Adviser shall describe this Code of Ethics in Part II of its Form ADV and shall furnish Clients with a copy of this Code of Ethics upon request.

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IX. AMENDMENTS.

         This Code may be amended from time to time solely upon written consent of the Adviser for the purpose of correcting ambiguities, inconsistencies or incompleteness in the Code or the implementation thereof and to conform the Code to federal or state tax, legal, securities or other requirements or regulations, including amendments necessary to preserve the Trust's registration under the 1940 Act; PROVIDED, HOWEVER, that the Board of Trustees of the Trust, including a majority of the Trustees who are not "interested persons" of the Trust or the Adviser (as defined in Section 2(a)(19) of the 1940 Act), must approve any material changes to this Code no later than six (6) months after the adoption of such change by the Adviser.

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